Exhibit 10.5

Recording Requested by and after
Recording Return to:
Winston & Strawn LLP
101 California Street, 34th Floor
San Francisco, CA 94111
Attn: Loren Kessler Higgins

SPACE ABOVE THIS LINE FOR RECORDER’S USE

TITLE OF DOCUMENT:    Deed of Trust, Assignment of Rents, Security Agreement and                     Fixture Filing

NAME OF GRANTOR:	A FINE OLD BUILDING, LLC, a Washington limited liability company

NAME OF GRANTEE:    AMERICAN AGCREDIT, FLCA, as beneficiary

NAME OF TRUSTEE:	FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee

ABBREVIATED LEGAL DESCRIPTION:	PTN LOT 2, ALL OF LOTS 3-5 BLK 55 SHAUBLE’S ADDITION TGW VAC

Complete legal description appears on Exhibit A hereto.
ASSESSOR’S PROPERTY TAX PARCEL ACCOUNT NUMBERS: 36-07-20-72-5512 and 36-07-20-72-5503

This Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Deed of Trust”) is made as of June 29, 2017, by A Fine Old Building, LLC, a Washington limited liability company, whose principal place of business is 2700 Napa Valley Corporate Drive, Suite B, Napa, CA 94558 Attn: Chief Financial Officer (herein “Grantor”), the owner of the real property described hereinbelow, to First American Title Insurance Company, as trustee, subject to substitution as provided in Section 4.13 (herein “Trustee”), for the benefit of American AgCredit, FLCA, whose principal place of business is 200 Concourse Boulevard, Santa Rosa, CA 95402 (herein “Beneficiary”).

For purposes hereof, references to Beneficiary shall mean and include the named beneficiary herein as well as its successors and assigns.
Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.
W I T N E S S E T H :
WHEREAS, Grantor and its affiliate, Double Canyon Vineyard, LLC, as borrowers, and Beneficiary, as lender, are concurrently entering into a Loan Agreement dated of even date herewith (as supplemented, amended, modified or restated from time to time, the “Loan Agreement”) pursuant to which Beneficiary has agreed to provide certain financial accommodations to Grantor upon the terms set forth therein;
WHEREAS, Grantor owns the Real Property (as hereinafter defined) covered by this Deed of Trust;
WHEREAS, Grantor owns and may hereafter acquire certain fixtures located on or about the Real Property;
WHEREAS, Grantor, for good and valuable consideration received, has agreed to absolutely assign the rents, issues and profits of the Mortgaged Property (hereinafter defined) to Beneficiary; and
WHEREAS, Grantor, for good and valuable consideration received, has agreed to execute and deliver this Deed of Trust to secure the obligations of Grantor under the Loan Agreement and the other Loan Documents.
NOW, THEREFORE:
In consideration of the indebtedness herein recited and the trust herein created, Grantor irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Grantor’s estate, right, title and interest in, to and under the following described property, whether now existing or hereafter acquired (herein the “Mortgaged Property”):
A.    The real property (herein the “Real Property”) described in the attached Exhibit A which is incorporated into this Deed of Trust by reference.

B.    All structures and improvements now existing or hereafter erected on the Real Property; all easements, rights and appurtenances thereto or used in connection therewith; all rents, royalties, issues, profits, revenues, income and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject, however, to the rights and authorities given herein to Grantor to collect and apply such rents, royalties, issues, profits, revenues, income and other benefits); all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein; all development rights or credits, air rights, water, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant) and water stock; all fixtures machinery, equipment, building materials, appliances and goods of every nature (other than inventory) now or hereafter located in, or on, or attached or affixed to, use in connection with, the Real Property, or any structures or improvements thereon, including all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors; crops growing or to be grown, farm products, and trees, vines, and plants whether used for production of crops or used for purposes of landscaping and any other items of landscaping, including machinery, apparatus, equipment, fittings, and similar articles of personal property and all trade fixtures used in the business of Grantor, whether the same are annexed to the Real Property or not; all replacements and additions to any of the foregoing; all present and future leases, subleases, occupancy agreements and concessions affecting the Real Property, including any security deposits; and any present or future condemnation awards, insurance proceeds, or any causes of action, damages or recoveries relating to the Real Property and any of the foregoing described collateral.
C.    All equipment and winery equipment, fixtures and accessions, now owned or hereafter acquired, that are located on or used in connection with operation of Grantor’s business on the Real Property including (i) all bottling line equipment, including loading and unloading tables, purgers, fillers, corkers, labelers, cappers, spinners and associated conveyers, tanks and pumps, (ii) all crushing equipment including unloading hoist or crane, grape hopper, stemmer, crusher, must pump, must line and associated valves, hoses, couplers, and conveyers, (iii) all fermentation and storage equipment including jacketed stainless steel tanks, non-jacketed stainless steel tanks and associated tank stands and catwalks, large wood cooperage, portable and fixed barrel racks, puncheons, as well as any other containers or vessels capable or utilized for the storing, aging, processing of grapes, must, wine, or any other product purchased, processed or manufactured, (iv) all wine presses and filters including wine presses, lees presses, plate filters, cartridge filters, centrifuges or any other device used to clarify or remove solids from wine or wine products, (v) all pumps, piping, fittings, valves, and hoses including transfer pumps, must pumps, racking pumps, carts, and miscellaneous hoses and fittings, (vi) all quality control equipment including scales, lab testing equipment, refrigeration equipment, and temperature control equipment, (vii) all office equipment including furniture, furnishings, data processing equipment, computers, printers, clerical and accounting equipment, desks, tables, chairs, and kitchen equipment, (viii) all rolling stock including fork lifts, pallet jacks, trailers, trucks, vans, or autos, and (ix) all miscellaneous equipment including small tools, pallets, hand carts, floor grates, bottled gas, and hot water heaters; provided that the foregoing shall not include barrels.

D.    All appurtenances of the Real Property and all rights of Grantor in and to any streets, roads or public places, easements or rights of way relating to the Real Property.
E.    All fixed, minimum, percentage and other rents, expense pass-through payments, parking fees, rental and business interruption insurance payments, liability insurance payments, temporary condemnation proceeds, casualty insurance proceeds and other condemnation proceeds relating to the Real Property, all receipts from licenses, concessions and other sources relating to the Real Property, all recoveries of Grantor in any litigation respecting the Real Property or based upon any third-party warranties or guarantees or otherwise based upon or respecting the construction, physical condition or value of the Real Property, including payments in settlement thereof, payments in consideration of the early termination or modification of any lease or other agreement affecting the Real Property, and all income and revenue of a non-rental nature attributable to the Real Property.
F.    All leases or subleases covering the Real Property or any portion thereof now or hereafter existing or entered into, and all right, title, and interest of Grantor thereunder, including all cash or security deposits, advance rentals, and deposits or payments of similar nature.
G.    To the extent assignable, all options to purchase, lease or sublease or otherwise acquire:
(i)    the Real Property or any portion thereof or interest therein, any greater estate in the Real Property now owned or hereafter acquired; or
(ii)    any other property of any kind used or to be used in connection with any of the Mortgaged Property.
H.    To the extent assignable, all other interests, estates or other claims, both in law and in equity, in the Real Property.
I.    All easements, rights of way or other rights, and all tenements, hereditaments and appurtenances thereof and thereto, held or used in connection with:
(i)    the Real Property as a means of access to the Real Property, or
(ii)    any of the Mortgaged Property for any purpose.
J.    All causes of action, claims, compensation, proceeds and recoveries for any damage or injury to or condemnation or taking of the Real Property or any improvements thereon or any part thereof or for any loss or diminution in the value of the Real Property or any Improvements.
K.    All general intangibles relating to the development or use or operation of the Real Property, including all governmental licenses (to the extent permitted by the terms of such licenses), permits, variances, approvals and authorizations relating to construction on the Real Property or relating to the use or operation of the Mortgaged Property, and all management contracts, and all other contracts, contract rights, administrative records, agreements, commitments, undertakings and arrangements relating to the use or operation of the Mortgaged Property, and all warranties, guaranties, covenants, commitments and purchase orders specifically relating to the Mortgaged Property, but excluding any trademarks and/or licenses of trademarks.

L.    All plans and specifications prepared for construction or renovation of improvements on the Real Property or operations to be conducted on the Real Property and all studies, data and drawings related thereto; and also all contracts and agreements of Grantor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction or renovation of improvements on the Real Property.
M.    All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction or operations on the Real Property, all present and future accounts and other rights of Grantor to the payment of money, no matter how evidenced, which arise from the use or operation of the Real Property, and all writings evidencing such accounts and other rights.
To the extent that any of the foregoing constitutes personal property, this Deed of Trust shall also be deemed to be a security agreement with respect to such personal property and Grantor does hereby create and grant to Beneficiary a security interest in all such personal property described herein and further grants to Beneficiary all of the rights and remedies of a secured party under the Washington Commercial Code and other applicable state law, which rights are cumulative.
N.    All proceeds of the property described in clauses A through M above. For purposes of this Deed of Trust, the term “proceeds” includes all rents, royalties, issues, income, payments and profits from the property referred to above and whatever is receivable or received when the property referred to above or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and including all insurance and condemnation proceeds and products of any and all of the foregoing and all rights to payment, including return premiums with respect to any insurance relating thereto, and any and all right, title, interest that Grantor may hereafter acquire in and to any of the foregoing.
FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:
a.    The obligations owed by Grantor and the other borrowers under the Loan Agreement, which obligations include a Loan in the original principal amount of Ten Million Dollars ($10,000,000), all Swap Obligations (as defined in the Loan Agreement), and all fees and expenses and reasonable attorneys’ fees required under the Loan Agreement, and all extensions, renewals, modifications, amendments and replacements thereof;
b.    The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in section (c), below, with interest thereon at the rate provided herein or therein;
c.    The performance of each and every one of the covenants and agreements of Grantor contained (i) in this Deed of Trust; (ii) in the Loan Agreement; and (iii) in the other Loan Documents.
d.    The obligations and indebtedness secured by this Deed of Trust arising under various other deeds of trust and security instruments executed in favor of Beneficiary by Grantor and that secure Obligations under the Loan Documents.

All of the obligations and indebtedness set forth in sections (a), (b), (c), and (d) above secured by this Deed of Trust are hereinafter collectively known as the “Obligations.”
TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby conveyed or intended to be, unto Trustee, its successors and assigns for the uses and purposes herein set forth, until the Obligations are fully paid and performed in accordance with the provisions set forth herein, in the Loan Agreement, and in the Loan Documents.
ARTICLE I

REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR
To protect the security of this Deed of Trust, and to effect the foregoing assignment of rents, Grantor represents, warrants, covenants and agrees as follows:
1.1.    Performance of Obligations Secured.
Grantor shall promptly pay when due the principal of and interest on the indebtedness constituting the Obligations, the principal of and interest on any advance of funds by Beneficiary for the benefit of Grantor and any loan fees provided for in the Obligations, and shall further perform fully and in a timely manner all Obligations.
1.2.    Insurance.
A.    Grantor shall keep the Mortgaged Property insured, with loss payable to Beneficiary, as its interests may appear, under policies of All Risk Replacement Cost Insurance with Agreed Amount Endorsement, flood insurance (if the Mortgaged Property is in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development and if such insurance is available pursuant to the provisions of the Flood Disaster Protection Act of 1973 or other applicable legislation), comprehensive general public liability insurance, builder’s risk insurance (to the extent applicable during any construction of any improvements on the Mortgaged Property), and other appropriate insurance covering such other hazards (excluding earthquake insurance) as Beneficiary may reasonably require from time to time, all in amounts, form, and substance reasonably satisfactory to Beneficiary, and with reputable and financially sound independent insurers having an A.M. Best rating of “A-” or better (or such other rating as Beneficiary may reasonably approve in its discretion). All losses under said insurance, except public liability losses, shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.3 hereof. All insurance policies shall be endorsed, at Grantor’s expense and in form and substance acceptable to Beneficiary, to name Beneficiary as an additional insured or lender loss payee thereunder, as its interest may appear, with loss payable to Beneficiary, without contribution.
B.    All hazard insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form reasonably acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days’ prior written notice to Beneficiary.
C.    All of the above-mentioned insurance policies or certificates of such insurance reasonably satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder.
D.    In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the Obligations, to the extent assignable, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale.
E.    All renewal and replacement policies or certificates of insurance regarding the same shall be delivered to Beneficiary at least ten (10) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for, or with respect to, the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits.
1.3.    Condemnation and Insurance Proceeds.
A.    The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Grantor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary as additional security and the proceeds shall be paid to Beneficiary.
B.    Grantor, promptly upon obtaining knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury (exceeding $250,000 with respect to damage or injury, provided no Event of Default is then in existence) to the Mortgaged Property or any portion thereof, or knowledge of any casualty damage (exceeding $250,000, provided no Event of Default is then in existence) to the Mortgaged Property, will promptly notify Beneficiary in writing. Beneficiary may participate in any such proceedings and may join Grantor in adjusting any loss covered by insurance.
C.    All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Grantor may receive or to which Grantor may become entitled with respect to the Mortgaged Property or any part thereof exceeding $250,000 (or, if an Event of Default is then in existence, all such compensation, awards, proceeds, damages, insurance recoveries, rights of action and payments) with respect to any one occurrence giving rise thereto shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, in the sole and absolute discretion of Beneficiary and without regard to the adequacy of its security hereunder, but subject to the provisions of subsection (D) below with respect to any condemnation proceeds or insurance recoveries resulting from condemnation, damage or injury to the Mortgaged Property, to the payment or prepayment of the Obligations in such order as Beneficiary may determine, or to the reimbursement of Grantor for expenses incurred by it in the repair or restoration of the Mortgaged Property. Any application of such amounts or any portion thereof to the Obligations or any release of funds by Beneficiary to Grantor shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.
D.    In the event of any condemnation or other taking or damage or injury to the Mortgaged Property, if Grantor shall seek to apply any such condemnation proceeds or insurance recoveries to the rebuilding and restoration of the Mortgaged Property so damaged, then Beneficiary shall make such condemnation proceeds and insurance recoveries available, providing that Grantor shall have fulfilled all of the following conditions:
(i)    no Event of Default (as defined in Article II below) shall have occurred under this Deed of Trust;
(ii)    Grantor shall not be in material default under any of the terms, covenants and conditions of any of the leases, licenses or other occupancy agreements, to which Grantor is a party and which affects the Mortgaged Property;
(iii)    Beneficiary shall be satisfied that such condemnation proceeds or insurance recoveries shall in addition to any cash Grantor can use without disrupting its business operations, be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust (and any other liens expressly approved by the terms of this Deed of Trust or by Beneficiary), or, in the event that such condemnation proceeds or insurance recoveries are in Beneficiary’s judgment insufficient to restore and rebuild the Mortgaged Property, then,
(a)    in the case of damage or injury to the Mortgaged Property, Grantor shall deposit promptly with Beneficiary funds which, together with the insurance recoveries, shall be sufficient in Beneficiary’s reasonable judgment to restore and rebuild the Mortgaged Property, and
(b)    in the case of a partial condemnation or other taking, Grantor shall deposit promptly with Beneficiary funds which, together with the condemnation proceeds shall be sufficient in Beneficiary’s judgment to restore what remains of the Mortgaged Property to an economically viable property;
(iv)    construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which approval shall not be unreasonably withheld, conditioned or delayed. The plans, specifications and drawings shall provide for the reconstruction of the Mortgaged Property to its original condition (unless otherwise approved by Beneficiary, which approval shall not be unreasonably withheld, conditioned or delayed). The plans shall not be modified in any material respect without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;
(v)    Beneficiary shall also have approved all prime contractors and subcontractors, and the general contract or contracts Grantor proposes to enter into with respect to the restoration and rebuilding, which approval Beneficiary shall not unreasonably withhold or delay;

(vi)    any and all monies which are made available for restoration and rebuilding hereunder shall be held in an interest-bearing account (which interest shall become a part of such fund) and disbursed through Beneficiary, Trustee or a title insurance or trust company satisfactory to Beneficiary, in accordance with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Grantor, or in any other manner approved by Beneficiary in Beneficiary’s reasonable discretion; and
(vii)    Beneficiary shall be satisfied that the quality of the materials and workmanship of the repair or reconstruction of the Mortgaged Property will be at least substantially equal to the quality of the materials and workmanship of the Mortgaged Property prior to such damage.
The excess of the above condemnation proceeds or insurance recoveries above the amount necessary to complete such restoration or rebuilding, if any, shall be disbursed to Grantor if Beneficiary determines, in its reasonable discretion, that its security under this Deed of Trust will not be impaired. Otherwise, such excess shall be applied as a credit upon the Obligations secured hereby.
1.4.    Taxes, Liens and Other Items.
Except as may be provided in the Loan Agreement:
A.    Grantor shall pay all taxes (including all real and personal property taxes and assessments), bonds, assessments, fees, liens, charges, fines, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Grantor is contesting the same and has posted reserves therefore in accordance with GAAP; and
B.    Grantor shall promptly discharge any lien which has or may attain priority over this Deed of Trust.
1.5.    Leases.
A.    Grantor represents and warrants that leases, licenses, contracts for hire or rental agreements pertaining to the use or occupancy of any of the Mortgaged Property entered into at any time by Grantor or any predecessor to Grantor, as landlord or lessor, and any other party, as tenant or lessee (“Tenant Leases”), if any, (i) are in full force and effect, are enforceable in accordance with their respective terms, and are not in default; (ii) have not been paid by any lessee more than one (1) month in advance; and (iii) have not been transferred or assigned by the lessor.
B.    Grantor shall (i) give written notice to Beneficiary of the entering into any new Tenant Lease, including a copy thereof; (ii) at all times fully perform the obligations of the lessor under all Tenant Leases; and (iii) whenever requested by Beneficiary, furnish to Beneficiary a certificate of Grantor setting forth the names of all lessees under any Tenant Leases, the terms of their respective Tenant Leases, the area occupied by such lessees, and the rents payable thereunder.

1.6.    Rents.
A.    All of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property, arising from the use or enjoyment of all or any portion thereof or services provided in connection therewith, or from any Tenant Lease or agreement pertaining thereto, whether now due, past due, or to become due, and including all prepaid rents and security deposits (the “Rents”), are hereby absolutely, presently and unconditionally assigned, transferred, conveyed and set over to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Obligations, and of all other sums payable under this Deed of Trust.
B.    Grantor agrees and stipulates that the absolute, present, and unconditional assignment of the Rents herein to Beneficiary perfects Beneficiary’s interest in the Rents and that no further act by Beneficiary is needed to perfect Beneficiary’s interest in the Rents.
C.    Beneficiary shall not, for any purpose or under any circumstance, be deemed to be a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof.
D.    Without the prior written consent of Beneficiary, Grantor shall not take action that might impair Beneficiary’s rights and interest with respect to the Rents. A default by Grantor in the performance of any covenant in any Tenant Lease assigned to Beneficiary, by reason of which default the tenant has the right to cancel such Tenant Lease or to claim any diminution of or offset against future rents, shall, at the option of Beneficiary, constitute an Event of Default hereunder.
E.    Any Tenant Leases entered into by Grantor after the Closing Date shall contain a provision satisfactory to Beneficiary that in the event of the exercise of the private power of sale or a judicial foreclosure hereunder, such Tenant Lease, at the sole and exclusive option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new Tenant Lease for the balance of the term of such Tenant Lease then remaining upon the same terms and conditions.
1.7.    Uniform Commercial Code, Security Agreement and Fixture Filing.
A.    This Deed of Trust is intended to be a security agreement pursuant to the Washington Commercial Code for any items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the Washington Commercial Code and which are not herein effectively made part of the real property, and Grantor hereby grants Beneficiary a security interest in said property, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all of the Obligations.
B.    Grantor agrees that Beneficiary may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Mortgaged Property. Grantor agrees to execute and deliver financing and continuation statements covering said property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary’s lien or security interest with respect to said property. Grantor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require.
C.    Without the prior written consent of Beneficiary, except as otherwise provided in the Loan Agreement, Grantor shall not create or suffer to be created any other security interest in said property, including replacements and additions thereto.
D.    Upon the occurrence of an Event of Default hereunder and during the continuation thereof, Beneficiary shall have the rights and remedies of a secured party under the Washington Commercial Code as well as all other rights and remedies available at law or in equity.
E.    In exercising any of said remedies, Beneficiary may proceed against the items of Real Property and any items of personal property specified above as part of the Mortgaged Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s rights or remedies under the Washington Commercial Code or of the other remedies provided in this Deed of Trust, in the Loan Agreement, or by law.
F.    Grantor warrants and agrees that on the date hereof and except as disclosed in the Loan Agreement there is no financing statement covering any such property, or any part thereof, on file in any public office and agrees that all or such portion of any such property now or hereafter subject to this Deed of Trust is, and shall be kept (except with the prior written consent of Beneficiary, or as otherwise permitted in the Loan Agreement) free from any other lien, security interest or encumbrance.
G.    This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term Mortgaged Property as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.
1.8.    Further Encumbrances; Transfers of Property; Change of Ownership; Attorneys’ Fees.
A.    Except as expressly provided in the Loan Agreement and except as expressly provided in Section 1.8(B) below, without the prior written consent of Beneficiary being first had and obtained, Grantor shall not execute or deliver any pledge, security agreement, mortgage, deed of trust or other instrument of hypothecation, covering all or any portion of the Mortgaged Property or any interest therein, grant a security interest in the Mortgaged Property or permit the creation of a voluntary or contractual lien or other encumbrance in the Mortgaged Property.
B.    Notwithstanding Section 1.8(A) above, Grantor may from time to time replace items of personal property and fixtures owned by Grantor and constituting a part of the Mortgaged Property, provided that:
(i)    the replacements for such items of personal property or fixtures are of substantially equivalent value and quality and such replacement does not violate the terms of the Loan Agreement; and

(ii)    Grantor has good title to such replacement property which, except for the Permitted Liens as defined in the Loan Documents, is free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary.
C.    Grantor acknowledges that ownership by Grantor of the Real Property in fee simple estate was a material inducement to Beneficiary in providing the Obligations secured hereby, and that Beneficiary, in providing the Obligations secured hereby, are relying upon the creditworthiness, business reputation, and knowledge of Grantor in operating and managing properties similar to the Mortgaged Property. Accordingly, without the prior written consent of Beneficiary being first had and obtained, which consent can be granted or denied in Beneficiary’s sole discretion, and except as provided in the Loan Agreement:
Grantor shall not, voluntarily or involuntarily, by operation of law or otherwise, sell, convey, transfer (including any foreclosure sale or deed in lieu of foreclosure under any mortgage or deed of trust, the lien of which is junior to the lien of this Deed of Trust, whether or not Beneficiary has approved such mortgage or deed of trust) or dispose of all or any portion of the Real Property or any interest therein or any Water Rights or any interest therein. For purposes of this Section 1.8(C), a transfer or disposition of the Real Property or Water Rights or any interest therein shall include the sale, execution of a contract to sell or option to purchase, pledge assignment, conditional sale, execution of a title retention agreement, lease for space in the improvements located on the Real Property containing an option to purchase, transfer (including a transfer as a result of or in lieu of condemnation), or other alienation of all or any portion of the Real Property or any interest therein (collectively “Transfer”). In the event of a breach of any of the foregoing covenants, Beneficiary may at its option and without limiting any other right or remedy available to Beneficiary at law, in equity or by agreement with Grantor, accelerate the maturity of the Obligations secured hereby and require the payment of the then existing outstanding principal balance and all other sums secured by this Deed of Trust. As used herein, the term “Water Rights” means the ground water on, under, pumped from or otherwise available to the Real Property or any other water rights appurtenant to the Real Property, whether as a result of groundwater rights, contractual rights, or otherwise and whether riparian, appropriative, or otherwise; the right to remove or extract any such ground water including any permits, rights or licenses granted by any governmental authority and any rights granted or created by any easement, covenant, agreement or contract with any person; and any rights to which the Real Property is entitled with respect to surface water, whether such rights are appropriative, riparian, prescriptive or otherwise and whether or not pursuant to permit or other governmental authorization; any water right, water allocation for water not yet delivered, distribution right, delivery right, water storage right, or other water-related entitlement appurtenant to or otherwise applicable to the Real Property by virtue of the Real Property being situated within the boundaries of any governmental water district or within the boundaries of any private water company, mutual water company, or other non-governmental entity; and any shares, or any rights under such shares, of any private water company, mutual water company, or other non-governmental entity pursuant to which Grantor or the Real Property may receive water, water rights and water stock relating to the Real Property. Notwithstanding the foregoing, the merger of the leasehold interest in the portion of the Real Property constituting a leasehold interest upon the acquisition by

Grantor of the fee interest in such portion of the Real Property shall not constitute a “Transfer” hereunder.
D.    Grantor shall reimburse Beneficiary for all costs and expenses, including reasonable attorneys’ fees and expenses, incurred by Beneficiary in connection with the review by Beneficiary of Grantor’s request for Beneficiary’s consent to any Transfer.
1.9.    Preservation and Maintenance of Mortgaged Property.
A.    Grantor shall keep the Mortgaged Property and every part thereof in good condition and repair ordinary wear and tear excepted, and shall not permit or commit any waste material, impairment, or deterioration outside of the ordinary course of business of the Mortgaged Property, nor commit, suffer or permit any act upon or use of the Mortgaged Property in material violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in material violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Real Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Grantor on or with respect to any part of the Mortgaged Property, and Grantor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Grantor shall underpin and support, when necessary under applicable laws, any building, structure or other improvement situated on the Real Property. Grantor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, except as permitted under the terms of the Loan Agreement, Grantor shall not demolish, remove, expand or extend any building, structure or improvement on the Real Property, nor construct, add to or materially alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Grantor’s expenditures of Rents of the Mortgaged Property for the foregoing purposes and for purposes of satisfying the other obligations described in this Deed of Trust, shall be limited as provided in the Loan Agreement.
B.    Grantor shall obtain and at all times shall keep in full force and effect and comply with all governmental permits and requirements as may be necessary under applicable law, whether now existing or hereafter created, to lawfully construct, own and operate the Mortgaged Property, including, without limiting the generality of the foregoing, all applicable environmental and zoning laws, ordinances and regulations and all certificates of occupancy or equivalent permits required for such portion of the Mortgaged Property and its occupancy.
C.    Except as disclosed to Beneficiary in writing in accordance with the Loan Agreement and in any environmental report delivered by Grantor to Beneficiary in connection with the closing of the indebtedness secured hereby, Grantor represents and warrants that Grantor has not, and, to the best of Grantor’s knowledge, no predecessor in title nor any third person at any time occupying or present on the Mortgaged Property has, at any time prior to or during the existence of the Obligations, used, generated, disposed of, discharged, stored, released or threatened the release of any Hazardous Substances (as hereinafter defined) on, from, under or affecting the Mortgaged Property in any manner that materially violates any federal, state or local environmental, health or safety laws, ordinances, regulations, or rules of common law regulating Hazardous Substances, including those governing the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal of Hazardous Substances as such laws, ordinances, regulations, and rules may be in effect from time to time and be applicable to the Mortgaged Property (collectively, the “Environmental Laws”).
D.    Grantor further covenants that Grantor will not, nor shall Grantor permit any tenants or other occupants of the Mortgaged Property to, at any time in the future, use, generate, dispose of, discharge, store, release or threaten the release of any Hazardous Substances on, from, under or affecting the Mortgaged Property in any manner that materially violates any Environmental Law.
E.    “Hazardous Substances” means and includes any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, including asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances,” “hazardous wastes” or “toxic substances” or similarly identified in, pursuant to, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); and any so-called “Superfund” or “Superlien” law; or any other federal, state or local statute, law, ordinance, code, rule, or regulation regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; or any substances or mixture regulated under the Toxic Substance Control Act of 1976, as now or hereafter amended (15 U.S.C. Section 2601 et seq.); and any “toxic pollutant” under the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq.); and any hazardous air pollutant under the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7401 et seq.).
F.    Grantor hereby does and shall defend and indemnify Beneficiary and hold Beneficiary harmless from and against any and all Claims except for Claims arising out of Beneficiary’s gross negligence or willful misconduct. As used herein, “Claims” mean any and all actual out-of-pocket cost (including reasonable attorneys’ fees and expenses, and also including fees and expenses of both outside and staff counsel), expense or loss arising from any and all claims, losses, liabilities, damages, fines, penalties, charges, administrative and judicial proceedings and orders, injunctive relief, judgments, remedial action requirements and enforcement actions of any kind, injury to person, property or natural resources, and arising, directly or indirectly, in whole or in part, out of or attributable to the presence, use, generation, disposal, discharge, storage, release or threatened release of any Hazardous Substances at, about, on, from, under, within or affecting the Mortgaged Property, or elsewhere in connection with the transportation of Hazardous Substances to or from the Mortgaged Property, whether foreseeable or unforeseeable, regardless of when such presence is discovered and regardless of whether by Grantor, any employees, agents, contractors or subcontractors of Grantor or any third person.

G.    Without limiting the generality of the foregoing and for purposes of clarification only, Claims include reasonable and actual out-of-pocket costs incurred by Beneficiary in connection with (i) determining whether the Mortgaged Property is in compliance with all applicable Environmental Laws, if the investigation thereof is based on the Beneficiary’s reasonable suspicion of noncompliance, (ii) any removal, remediation of any kind and disposal of any Hazardous Substances present at, on, about, under or within the Mortgaged Property to the extent required by applicable Environmental Laws in effect at the time of such removal, remediation or disposal, and (iii) any repair of any damage to the Mortgaged Property or any other property caused by any such removal, remediation or disposal. The rights of Beneficiary hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of Beneficiary in connection with the Mortgaged Property prior to the date hereof. This indemnity shall not be limited by any representation, warranty or indemnity of Grantor made in connection with the Obligations, irrespective of whether Grantor has knowledge as of the date of this Deed of Trust or during the term of this Deed of Trust of the matters to which such representation, warranty or indemnity relate; provided, however, this indemnity shall not apply to any Claims that are attributable to the presence, use, generation, disposal, discharge, storage, release or threatened release of any Hazardous Substance affecting the Mortgaged Property that first occurs after the date of the foreclosure sale of this Deed of Trust or other acceptable transfer of the Mortgaged Property to Beneficiary or its nominee or a transfer of the Mortgaged Property that is first approved in writing by Beneficiary.
H.    Grantor shall give prompt, written notice to Beneficiary of:
(a)    any proceeding or inquiry by any governmental authority of which Grantor has knowledge, with respect to the presence of any Hazardous Substances on the Mortgaged Property or the migration thereof from or to other property;
(b)    all claims made or threatened by any third party against Grantor or the Mortgaged Property, of which Grantor has knowledge, relating to any loss or injury resulting from any Hazardous Substances; and
(c)    Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could reasonably be expected cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Laws.
I.    At any time after the occurrence and during the continuation of an Event of Default, Beneficiary shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Laws and have its reasonable attorneys’ fees and expenses in connection therewith, including fees and expenses of both outside and staff counsel, paid by Grantor.
J.    In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is required under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or future presence, suspected presence, release or suspected release of Hazardous Substances in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), Grantor shall within thirty (30) days after receipt of information that such Remedial Work is required (or such shorter or longer period of time as may be required under applicable law, regulation, order or agreement), take reasonable steps to commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work.
K.    All costs and expenses of such Remedial Work shall be paid by Grantor, including the charges of such contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’ fees and costs, including reasonable fees and costs of both outside and staff counsel incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work as required in Section 1.9(J) herein, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, subject to the provisions of Section 3.7 herein shall become part of the Obligations.
L.    Grantor shall not drill or extract or enter into any new lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary’s written consent.
M.    Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, which agreements shall not be unreasonably withheld or delayed, Grantor shall not make or allow any material changes to be made in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered. Grantor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Mortgaged Property or any part thereof without in each case obtaining Beneficiary’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed.
1.10.    Financial Statements; Offset Certificates.
A.    Grantor, without expense to Beneficiary, shall furnish financial statements as described in the Loan Agreement.
B.    Grantor, within ten (10) days after receiving a request from Beneficiary therefor, shall furnish a written statement certified by a Responsible Officer of all amounts Grantor believes are due on the Obligations, whether for principal or interest on the Notes or otherwise, and stating whether any offsets or defenses exist against the Obligations and covering such other matters with respect to any such Obligations as Beneficiary may reasonably require.
1.11.    Trustee’s Costs and Expenses; Taxes and Water Payments; Husbandry; Subordination to Crop Financing.
Grantor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder, including the cost of any trustee’s sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder. Grantor shall pay all Taxes constituting a lien upon the Real Property as and when such Taxes become due and Grantor shall not permit any real estate taxes or assessments to become delinquent. Grantor shall pay on or before the due date all assessments upon water company stock and all charges for water delivered to, appurtenant to, or used in connection with the Real Property. Grantor shall at all times work, prune, cultivate, fertilize, irrigate, spray, dust, harvest, care for and maintain in a husbandlike manner according the most current industry standards any groves, orchards, vineyards, or crops growing on the Real Property. If the Real Property is improved with any orchards, vineyards, or permanent plantings, Grantor shall not allow more than five percent of such orchards, vineyards, or permanent plantings to be removed, uprooted, damaged, or otherwise removed from production. If Grantor grants a security interest in crops growing on the Real Property to a person providing financing for such crops, the security interest of Beneficiary in such crops shall be subordinate to the security interest of such person.
1.12.    Protection of Security; Costs and Expenses.
A.    Grantor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including cost of evidence of title and reasonable attorneys’ fees and expenses, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder.
B.    If Grantor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Mortgaged Property or any part thereof, including eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so upon reasonable notice to Grantor (or without notice in a case of emergency, or where the giving of notice is impracticable or where the Tenant or Grantor has abandoned the Mortgaged Property) and without releasing Grantor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary or Trustee deems reasonably necessary or appropriate to protect Beneficiary’s interest, including disbursement of reasonable attorneys’ fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto.
C.    Grantor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Obligations, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Grantor, or otherwise, including costs of collection of judgment and costs of appeal.
D.    Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Grantor secured by this Deed of Trust and each of the Loan Documents as of the date of disbursement and shall bear interest at the variable interest rate set forth in the Loan Agreement. All such amounts shall be payable by Grantor upon written demand. Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

1.13.    Warranty of Title.
Grantor hereby represents and warrants to Beneficiary that, except for the Permitted Liens, Grantor is well seized of an indefeasible estate in fee simple or leasehold, as applicable, in the Mortgaged Property hereby encumbered and has good title to all existing personal property hereby encumbered and has good right, full power and lawful authority to convey and encumber the same in the manner and form aforesaid; that the same is free and clear of all liens, charges and encumbrances whatsoever, including, as to the personal property and fixtures, security agreements, conditional sales contracts and anything of a similar nature, excepting only the Permitted Liens, and that Grantor shall and will warrant and forever defend the title to the Mortgaged Property against the claims of all persons whomsoever.
1.14.    Subordinate Mortgage.
Grantor (i) represents as a special inducement to Beneficiary to make the loan secured hereby that as of the date hereof the Mortgaged Property is not encumbered for purposes of securing debt junior to this Deed of Trust other than as specifically permitted by the Loan Agreement, and covenants that there shall be none as of the date when this Deed of Trust becomes of record, and (ii) agrees that Grantor will not, without the prior written consent of Beneficiary being first had and obtained, which consent may be withheld by Beneficiary in its sole and absolute discretion and without regard to the adequacy of its security hereunder, execute or deliver any pledge, security agreement, mortgage or deed of trust covering all or any portion of the Mortgaged Property or any interest therein.
1.15.    Collection of Rents, Issues and Profits.
A.    Notwithstanding Section 1.6 herein, Beneficiary confers upon Grantor a license to collect and retain the Rents as they become due and payable; provided, however, that Beneficiary may at any time after the occurrence and during the continuation of an Event of Default (as hereinafter defined) and without regard to the value of the security, in Beneficiary’s sole discretion and without notice to Grantor, revoke said license and may collect and retain any or all of the Rents, without taking possession of all or any part of the Mortgaged Property.
B.    Upon such revocation of Grantor’s license, Grantor shall immediately turn over to Beneficiary all of the Rents.
C.    The right of Beneficiary to collect Rents as herein provided shall not be deemed to grant to Beneficiary or Trustee the right to possession of the Property, except as expressly herein provided, or to impose upon Beneficiary or Trustee the duty to produce any Rents or maintain the Property in whole or in part.
D.    Any Rents collected by Beneficiary may be applied by Beneficiary, in its sole discretion, against any of the Obligations whether now existing or hereafter arising. Collection of any Rents by Beneficiary shall not waive any other right or remedy of Beneficiary hereunder or any notice of default given hereunder or invalidate any acts done pursuant to notice.

ARTICLE II

EVENTS OF DEFAULT
Each of the following shall constitute an event of default (“Event of Default”) hereunder:
2.1.    The occurrence of any Event of Default under and as defined in any of the Loan Documents (giving effect to any grace period set forth therein).
2.2.    Failure to make any payment of principal or interest, fees, expenses or any other amount owing in respect of the Obligations or failure to make any other payment of money required on the part of Grantor under this Deed of Trust and the Loan Documents when and as the same shall become due and payable (giving effect to any grace period set forth in the Loan Agreement), whether at maturity or by acceleration or as part of any prepayment or otherwise.
2.3.    Failure to perform any of the covenants or agreements of Grantor contained (a) herein, or (b) in the Loan Agreement, or (c) in any of the Loan Documents, which covenant or agreement does not involve the payment of money subject, however, in the case of any of the Loan Documents, to the expiration of the period of time, if any, permitted for cure of such failure thereunder.
2.4.    Any representation or warranty made herein, in any of the Loan Documents, in any written statement pursuant thereto or hereto, or in any other report, financial statement, certificate or schedule made or delivered to Beneficiary by Borrower proves to be untrue or incorrect in any material respect, as of the date when made.
2.5.    Any other event which constitutes an Event of Default (giving effect to any applicable grace period) by Grantor under any of the Loan Documents, or gives Beneficiary the right to accelerate the maturity of the Obligations, or any part thereof.
ARTICLE III

REMEDIES
Upon the occurrence of any Event of Default and during the continuation thereof, Trustee and Beneficiary shall have, in their sole discretion, any and all of the following rights and remedies without regard to the adequacy of any security for the Obligations hereby secured:
3.1.    Acceleration.
A.    Beneficiary may declare the entire principal amount of the Notes then outstanding (if not then due and payable) and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Grantor.
B.    Upon such acceleration and notwithstanding the stated maturity of the Obligations, the principal amount of each Obligation, the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable. Any acceleration may be rescinded and annulled by Beneficiary. No such rescission and annulment shall affect any subsequent Event of Default or acceleration or impair any right of Beneficiary with respect to any subsequent Event of Default or acceleration.
3.2.    Entry.
A.    Irrespective of whether Beneficiary exercises the option to accelerate provided in Section 3.1 above, Beneficiary, in person or by agent, with or without bringing any action or proceeding, may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary’s sole discretion in connection therewith, including making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Tenant Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Grantor, sue for or otherwise collect and receive the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees and expenses, upon any of the Obligations, and in such order as Beneficiary may determine.
B.    Upon request of Beneficiary, Grantor shall assemble and make available to Beneficiary at the site of the Real Property covered hereby any of the Mortgaged Property which has been removed therefrom to the extent such assemblage and return is commercially reasonable.
C.    The entering upon and taking possession of the Mortgaged Property, or any part thereof, the collection of any Rents and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustee or a receiver, and the collection, receipt and application of the Rents, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of an Event of Default, including the right to exercise the power of sale.
D.    Any of the actions referred to in this Section 3.2 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the Obligations.
3.3.    Appointment of Receiver.
A.    Upon an Event of Default and at any time during the continuation thereof, Beneficiary may elect to seek the court appointment of a receiver to enter upon, take possession of, manage, and operate the Mortgaged Property or any part thereof, and Grantor hereby consents to the appointment of a receiver hereunder.
B.    Grantor hereby consents and stipulates that Beneficiary need only provide Grantor with two (2) Business Days’ notice of Beneficiary’s motion to seek court appointment of a receiver for Mortgaged Property.

C.    Grantor further stipulates that at such hearing on Beneficiary’s motion to appoint a receiver for the Mortgaged Property, a copy of this recorded Deed of Trust can be entered into evidence without any objection from Grantor.
D.    Upon the appointment of a receiver for the Mortgaged Property, Grantor agrees to immediately furnish to such receiver any and all (i) security deposits, and (ii) Rents that Grantor has in its possession or control.
E.    Any action taken under this section may be taken by Beneficiary or Trustee with or without regard to the adequacy of the security for the Obligations secured hereunder, and whether or not notice of default has been recorded.
3.4.    Judicial Action.
Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.
3.5.    Power of Sale.
A.    Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law.
B.    Beneficiary, from time to time before Trustee’s sale, may rescind any such notice of breach or default and of election to cause the Mortgaged Property to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Mortgaged Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of this Deed of Trust, any Loan Document or any of the rights, obligations or remedies of the parties hereunder.
C.    In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the Real Property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of Real Property.
D.    Any sale of any personal property hereunder shall be conducted in any manner permitted by the Washington Commercial Code. Where the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the Real Property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the Real Property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law.
E.    Without limiting the generality of the foregoing, Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the Real Property, personal property and fixtures in any manner permitted under the Washington Commercial Code; and if the Beneficiary elects to proceed in the manner permitted under the Washington Commercial Code, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, personal property and fixtures covered hereby, as designated by Beneficiary, and the Trustee is hereby authorized and empowered to conduct any such sale of any of the Real Property, personal property and fixtures in accordance with the procedures applicable to real property.
F.    Trustee, from time to time upon the request of Beneficiary, may postpone or continue the sale of all or any portion of the Mortgaged Property by public declaration at the time and place last appointed for the sale or otherwise in accordance with applicable law. No other notice of the postponed sale shall be required except as required by applicable law.
G.    If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest.
H.    Any person, including Grantor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the Obligations.
I.    If Beneficiary is the successful bidder, it may apply any of the outstanding Obligations secured hereby in settlement of the purchase price.
J.    Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until the Obligations have been fully paid.
K.    In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Grantor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the Default Rate provided in the Loan Agreement.
L.    Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

M.    To the extent permitted by the Loan Documents, following a sale pursuant to the exercise of the power of sale, as provided herein, Grantor and any indemnitor or guarantor of the loan secured hereby shall remain personally liable to the full extent provided by applicable law.
3.6.    Proceeds of Sale.
The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article III or otherwise, shall be applied as follows:
FIRST: To the payment of the costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, recording and title fees, escrow fees and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the Default Rate.
SECOND: To the payment of any and all sums expended by Beneficiary under the terms hereof, not then repaid, with accrued interest at the Default Rate, and all other sums required to be paid by Grantor pursuant to any provisions of this Deed of Trust or any of the Loan Documents, including all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided.
THIRD: To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Obligations.
FOURTH: The remainder, if any, to the person or persons legally entitled thereto.
3.7.    Environmental Remedies.
At any time after the occurrence and during the continuance of an Event of Default under Grantor’s obligations contained in Section 1.9 hereof but without limiting any other rights of remedies of Beneficiary hereunder, under the Loan Documents or at law or in equity:
A.    Beneficiary, acting by itself or through a court-appointed receiver, may enter upon, possess, manage, operate, dispose of, and contract to dispose of the Mortgaged Property or any part thereof; take custody of all accounts; negotiate with any Governmental Authority with respect to the Mortgaged Property’s compliance with Environmental Laws and any Remedial Action; take any action necessary to enforce compliance with Environmental Laws, including spending Rents to abate the problem; make, terminate, enforce or modify Tenant Leases of the Mortgaged Property upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees, and counsel, make repairs, alterations, and improvements to the Mortgaged Property necessary, in Beneficiary’s judgment, to protect the security hereof; and/or take any and all other actions which may be necessary or desirable to comply with Grantor’s Obligations hereunder and under the Documents.

B.    With notice (or without notice in a case of emergency, or where the giving of notice is impracticable or where the Tenant or Grantor has abandoned the Mortgaged Property), and without releasing Grantor from any Obligation hereunder, to cure any default of Grantor and, in connection therewith, Beneficiary or its agents, acting by itself or through a court appointed receiver, may enter upon the Mortgaged Property or any part thereof and perform such acts and things as Beneficiary deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including of any of its other rights:
(i)    to obtain a court order to enforce Beneficiary’s right to enter and inspect the Mortgaged Property, to which the decision of Beneficiary as to whether there exists a Release or threatened Release of Hazardous Materials onto the Mortgaged Property shall be deemed reasonable and conclusive as between the parties hereto, if made in reasonable and good faith; and
(ii)    to have a receiver appointed to enforce Beneficiary’s right to enter and inspect the Mortgaged Property for Hazardous Materials.
C.    All reasonable costs and expenses reasonably incurred by Beneficiary with respect to the audits, tests, inspections, and examinations which Beneficiary may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, shall be paid by Grantor. All such costs and expenses reasonably incurred by Trustee and Beneficiary (including court costs, reasonable consultant fees and attorney fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate, from the date they are incurred until said sums have been paid.
D.    To seek a judgment that Grantor has breached its covenants, representations and/or warranties with respect to Hazardous Materials set forth above in Section 1.9, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract, whether commenced prior to foreclosure of the Mortgaged Property or after foreclosure of the Mortgaged Property, for Environmental Liabilities relating to the Mortgaged Property. All Environmental Liabilities incurred by Beneficiary (including court costs, consultant fees and reasonable attorneys fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid.
E.    Grantor acknowledges and agrees that Grantor shall be fully liable for the Environmental Liabilities hereunder, and such liability shall not be limited to the original principal amount of the Obligations secured hereby, and Grantor’s Obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Mortgaged Property or this Deed of Trust.
3.8.    Waiver of Marshalling.
A.    Grantor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

B.    Grantor hereby waives and disclaims any state law or principle of equity which limits the ability of Beneficiary to sell or dispose of the Mortgaged Property in multiple nonjudicial foreclosure actions, rather than one nonjudicial foreclosure action, by parcel rather than en masse, or to obtain and/or force a deficiency judgment in respect of any sale of any piece of Mortgaged Property.
3.9.    Remedies Cumulative.
A.    No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
B.    No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence thereof, and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.
C.    If there exists additional security for the performance of the Obligations secured hereby, Beneficiary, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine.
D.    Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Grantor to Beneficiary hereunder or under the Obligations or any of the Loan Documents, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.
3.10.    Redemption.
To the extent permitted by law, this Deed of Trust shall continue and remain in full force and effect during any period of foreclosure or any redemption period with respect to the Mortgaged Property
ARTICLE IV

MISCELLANEOUS
4.1.    Notice of Sale.
Any power granted to Beneficiary in this Deed of Trust may be exercised, pursuant to a single notice of trustee’s sale, separately with respect to each and every item or parcel of property or with respect to groups and assemblages of property, in Beneficiary’s sole discretion, and may be exercised on separate days or at separate times or in separate places; the exercise of such power of sale shall not be an action for purposes of any law or statute pertaining to actions to enforce secured transactions.
4.2.    Non-Waiver.
A.    By accepting payment of any amount after its due date or late performance of any obligation secured hereby, Beneficiary will not waive its right either to require prompt payment when due of any other amounts or prompt performance of any other Obligations so secured or to declare a default for failure to pay or perform when due. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.
B.    No waiver by Trustee or Beneficiary will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Beneficiary for insurance premiums or any other charges affecting the Mortgaged Property, shall not constitute a waiver of Grantor’s default in making such payments and shall not obligate Beneficiary to make any further payments.
4.3.    Severability.
If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Deed of Trust, except that if such provision relates to the payment of any monetary sum, then Beneficiary may at its option declare the Obligations and all other sums secured hereby immediately due and payable.
4.4.    Certain Charges.
A.    Grantor agrees to pay Beneficiary for each statement of Beneficiary as to the Obligations secured hereby, furnished at Grantor’s request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished.
B.    Grantor further agrees to pay the lawful charges of Beneficiary for any other service rendered Grantor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.
4.5.    Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given or delivered to or served upon any of the parties by another, or whenever any of the parties desires to give or deliver or serve upon another any communication with respect to this Deed of Trust, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or electronic transmission, provided that any matter transmitted by Grantor by facsimile or electronic transmission shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified below (or to such other address as shall be designated by such party in a written notice to the other parties). All such notices, requests and communications shall, when transmitted by overnight delivery, faxed, or electronic transmission be effective when delivered by overnight (next-day) delivery, or transmitted in legible form by facsimile machine or email, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery
A.    If to Beneficiary at:

American AgCredit, FLCA
5560 S. Broadway
Eureka, California 95503
Attention:    Account Officer – Double Canyon Vineyard

B.    If to Trustee at:
First American Title Insurance Company
818 Stewart St., Suite 800
Seattle, WA 98101

C.    If to Grantor, at:
A Fine Old Building, LLC
2700 Napa Valley Corporate Drive, Suite B
Napa, CA 94558
Attention: Chief Financial Officer
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.
4.6.    Grantor Not Released.
A.    Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Grantor shall not operate to release, in any manner, the liability of the original Grantor except to the extent set forth in such extension or modification. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Grantor.
B.    Without affecting the liability of any person, including Grantor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:
(i)    Beneficiary may from time to time and without notice:

(a)	release any person liable for the payment of any of the Obligations,

(b)	extend the time or otherwise alter the terms of payment of any of the Obligations,

(c)	accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security, or

(d)	alter, substitute or release any property securing the Obligations.

(ii)	Trustee may, at any time, and from time to time, upon the written request of Beneficiary

(a)	consent to the making of any map or plat of the Mortgaged Property or any part thereof,

(b)	join in granting any easement or creating any restriction thereon,

(c)	join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or

(d)	reconvey, without any warranty, all or part of the Mortgaged Property.
4.7.    Inspection.
Upon reasonable notice to Grantor, Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspections of the Mortgaged Property or any part thereof in person or by agent.
4.8.    Reconveyance.
A.    Upon the payment in full of all sums secured by this Deed of Trust and upon satisfaction of other conditions set forth in the Loan Agreement, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee.
B.    Under the conditions referred to in subparagraph (A) above, and upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay all costs of recordation, if any.
C.    The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”
4.9.    Interpretation.
A.    Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word “Grantor” shall mean and include both Grantor and any subsequent owner or owners of the Mortgaged Property, and the word “Beneficiary” shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Obligations secured hereby.
B.    In this Deed of Trust whenever the context so requires the singular number includes the plural and conversely. Use of the term “including” shall mean “including, but not limited to.”
C.    Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and of acts to be done and not to be done by Grantor is not to be deemed to exclude or limit the general.
D.    The captions, headings and arrangements used in this deed of trust are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
E.    No provision of this Deed of Trust shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.
4.10.    Consent; Delegation to Sub-Agents.
The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub agents.
4.11.    Successors and Assigns.
Subject to the provisions of Section 1.8 of this Deed of Trust, all of the grants, Obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, personal representatives, successors, legatees, devisees and assigns of Grantor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.

4.12.    Governing Law.
Except as otherwise as expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Deed of Trust and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.
4.13.    Substitution of Trustee.
A.    Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor (the “Substitute Trustee”).
B.    The Substitute Trustee shall be appointed by written instrument duly recorded in the county where the Mortgaged Property is located, which appointment may be executed by Beneficiary or in any manner permitted by applicable law.
C.    Trustee may resign by written instrument executed by Trustee, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, and when delivered to Beneficiary in accordance with Section 4.5 hereof, shall be conclusive proof of the proper appointment of such successor Trustee.
4.14.    No Merger.
There shall be no merger of the lien created by this Deed of Trust with the fee estate in the Mortgaged Property, or any interest therein or portion thereof, by reason of the fact that the same person or entity may own or hold (a) the lien created by this Deed of Trust or any interest therein and (b) the fee estate in the Mortgaged Property or any interest therein or portion thereof; and no merger shall occur unless and until Beneficiary and Trustee shall join in a written instrument effecting such merger and shall duly record the same.
4.15.    Consistency with Loan Agreement.
The parties hereto agree that all actions taken by the parties hereto and all interpretations of all terms and provisions hereof shall be taken or interpreted (as the case may be) in a manner consistent with the Loan Agreement.
4.16.    Insurance Warning.
A.    UNLESS GRANTOR PROVIDES BENEFICIARY WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED UNDER THIS DEED OF TRUST, BENEFICIARY MAY PURCHASE INSURANCE AT GRANTOR'S EXPENSE TO PROTECT BENEFICIARY'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT GRANTOR'S INTEREST. IF THE MORTGAGED PROPERTY BECOMES DAMAGED, THE COVERAGE BENEFICIARY PURCHASES MAY NOT PAY ANY CLAIM GRANTOR MAKES OR ANY CLAIM MADE AGAINST GRANTOR. GRANTOR MAY LATER CANCEL THIS COVERAGE

BY PROVIDING EVIDENCE THAT GRANTOR HAS OBTAINED PROPERTY COVERAGE ELSEWHERE.
B.    GRANTOR IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY BENEFICIARY. THE COST OF THIS INSURANCE MAY BE ADDED TO THE INDEBTEDNESS. IF THE COST IS ADDED, THE DEFAULT INTEREST RATE WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE GRANTOR'S PRIOR COVERAGE LAPSED OR THE DATE GRANTOR FAILED TO PROVIDE PROOF OF COVERAGE.
C.    THE COVERAGE BENEFICIARY PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE GRANTOR CAN OBTAIN ON GRANTOR'S OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.
4.17.    Washington Statutory Warning.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[remainder of page intentionally left blank; signature is on next page.]

IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust the day and year first hereinabove written.
Grantor:
A Fine Old Building, LLC, a Washington limited liability company

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer

[Signature Page Trust Deed]

ACKNOWLEDGMENT OF INSTRUMENTS

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA        )
)    SS.
COUNTY OF                )

On __________ before me,                     , Notary Public, personally appeared ________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________    (Seal)

[Signature Page Trust Deed]

EXHIBIT A
(Description of the Real Property)
Real property in the City of Walla Walla, County of Walla Walla, State of Washington, described as follows:
PARCEL A:

LOTS 3, 4 AND 5, BLOCK 55, SHAUBLE'S ADDITION TO THE CITY OF WALLA WALLA, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME A OF PLATS, PAGE 25, RECORDS OF WALLA WALLA COUNTY. SITUATE IN THE COUNTY OF WALLA WALLA, STATE OF WASHINGTON.

PARCEL B:

THAT PORTION OF LOT 2, BLOCK 55, SHAUBLE’S ADDITION TO THE CITY OF WALLA WALLA, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME A OF PLATS, PAGE 25, RECORDS OF WALLA WALLA COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 2;
THENCE NORTHEASTERLY ALONG THE NORTH LINE OF SAID LOT 27.5 FEET TO THE NORTHWEST CORNER OF THAT CERTAIN TRACT OF LAND CONVEYED TO "LET-ER-BUCK MOTEL CORPORATION" BY DEED RECORDED UNDER AUDITOR'S FILE NO. 38227;
THENCE SOUTH 29°50' EAST, ALONG THE WESTERLY LINE OF SAID LET-ER-BUCK TRACT 120 FEET TO THE SOUTH LINE OF SAID LOT 2;
THENCE SOUTHWESTERLY ALONG SAID SOUTH LINE TO THE SOUTHWEST CORNER OF SAID LOT 2;
THENCE NORTHWESTERLY ALONG THE WEST LINE OF SAID LOT 2 TO THE POINT OF BEGINNING.

TOGETHER WITH THE NORTH ½ OF THE WESTERLY 207.5 FEET OF THE ALLEY VACATED BY WALLA WALLA COUNCIL ORDINANCE 99-11 AND WHICH IS ADJACENT TO THE SOUTH LINE OF THE ABOVE DESCRIBED PARCELS. SITUATE IN THE COUNTY OF WALLA WALLA, STATE OF WASHINGTON.

PARCEL C:

BEGINNING AT THE NORTHWEST CORNER OF LOT 6 IN BLOCK 55 OF SHAUBLE'S ADDITION TO THE CITY OF WALLA WALLA, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME A OF PLATS, PAGE 25, RECORDS OF WALLA WALLA COUNTY, WASHINGTON;
THENCE NORTH 58°37' 48" EAST ALONG THE SOUTH LINE OF THE ALLEY IN SAID BLOCK, A DISTANCE OF 207.40 FEET;
THENCE NORTH 31°21' 03" WEST, A DISTANCE OF 10.00 FEET;
THENCE SOUTH 58°37' 48" WEST, PARALLEL TO THE SOUTH LINE OF SAID ALLEY, A

DISTANCE OF 207.41 FEET TO A POINT IN THE WEST LINE OF SAID BLOCK;
THENCE SOUTH 31°22' 14" EAST, ALONG SAID WEST LINE, A DISTANCE OF 10.00 FEET TO THE POINT OF BEGINNING.
SITUATE IN THE COUNTY OF WALLA WALLA, STATE OF WASHINGTON.
APN:  36-07-20-72-5503